
                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED DECEMBER 31, 1999
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                    $4,672,268        $           0     $          0           $ 4,672,268
                                                         ----------        -------------     ------------           -----------

Costs and Expenses:
  Cost of sales                                           4,875,453                    0                0             4,875,453
  Selling, general and administrative expenses            1,212,307                    0          189,906             1,022,401
                                                         ----------        -------------     ------------           -----------
    Total Costs and Expenses                              6,087,760                    0          189,906             5,897,854
                                                         ----------        -------------     ------------           -----------

Operating Loss                                           (1,415,492)                   0         (189,906)           (1,225,586)
Investment Income                                           161,178    (A)       (52,138)         198,993                14,323
Interest Expense                                            (49,360)   (A)        52,138                0              (101,498)
Other Income (Expense) - net                                428,258                    0          392,967                35,291
                                                         ----------        -------------     ------------           -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                       (875,416)                   0          402,054            (1,277,470)

Credit for Income Taxes                                    (261,000)                   0           (5,000)             (256,000)
                                                         ----------        -------------     ------------           -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                        (614,416)                   0          407,054            (1,021,470)

Non-Owned Interests in Loss of Insituform East              641,919    (B)       641,919                0                     0
                                                         ----------        -------------     ------------           -----------

                                  NET EARNINGS (LOSS)    $   27,503        $     641,919     $    407,054           $(1,021,470)
                                                         ==========        =============     ============           ===========



                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
                       SIX MONTHS ENDED DECEMBER 31, 1999
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                   $11,986,722        $           0     $          0           $11,986,722
                                                        -----------        -------------     ------------           -----------

Costs and Expenses:
  Cost of sales                                          10,994,839                  0                  0            10,994,839
  Selling, general and administrative expenses            2,475,033                  0            342,529             2,132,504
                                                        -----------        -------------     ------------           -----------
    Total Costs and Expenses                             13,469,872                  0            342,529            13,127,343
                                                        -----------        -------------     ------------           -----------

Operating Loss                                           (1,483,150)                 0           (342,529)           (1,140,621)
Investment Income                                           326,552    (D)    (115,947)           418,493                24,006
Interest Expense                                            (43,772)   (D)     115,947                  0              (159,719)
Other Income (Expense) - net                                448,452                  0            373,860                74,592
                                                        -----------        -------------     ------------           -----------

Earnings (Loss) Before Non-Owned Interests and
    Income Taxes                                           (751,918)                 0            449,824            (1,201,742)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                        19,889                  0                  0                19,889
                                                        -----------        -------------     ------------           -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                       (732,029)                 0            449,824            (1,181,853)

Provision (Credit) for Income Taxes                        (201,000)                 0             18,000              (219,000)
                                                        -----------        -------------     ------------           -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                        (531,029)                 0            431,824              (962,853)

Non-Owned Interests in Loss of Insituform East              605,083    (E)     605,083                  0                     0
                                                        -----------        -------------     ------------           -----------

                                   NET EARNINGS(LOSS)   $    74,054        $   605,083       $    431,824           $  (962,853)
                                                        ===========        ===========       ============           ===========


                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                DECEMBER 31, 1999
                                   (unaudited)

                                                        CERBCO, Inc.                             CERBCO, Inc.      Insituform East,
                                                        Consolidated            Eliminations     Unconsolidated    Incorporated
ASSETS

Current Assets:
  Cash and cash equivalents                             $14,545,871        $           0     $ 13,983,630            $   562,241
  Accounts receivable                                     5,924,812                    0            2,322              5,922,490
  Inventories                                             1,211,133                    0                0              1,211,133
  Prepaid and refundable taxes                               88,612                    0                0                 88,612
  Prepaid expenses and other                                239,419                    0                0                239,419
                                                        -----------        -------------     ------------            -----------
                              TOTAL CURRENT ASSETS       22,009,847                    0       13,985,952              8,023,895

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                        0    (F)    (7,106,310)       7,106,310                      0
  Intercompany receivables and payables                           0                    0        3,800,170             (3,800,170)

Property, Plant and Equipment - net of
  accumulated depreciation                               11,235,260                    0           81,955             11,153,305

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                                 1,797,887    (F)     1,797,887                0                      0
  Cash surrender value of SERP life insurance             2,426,926                    0        2,254,167                172,759
  Deposits and other                                         86,822                    0           44,489                 42,333
                                                        -----------        -------------     ------------            -----------
                                    TOTAL ASSETS        $37,556,742        $  (5,308,423)    $ 27,273,043            $15,592,122
                                                        ===========        =============     ============            ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities              $ 2,169,970        $           0     $     77,673            $ 2,092,297
  Income taxes payable                                    1,070,432                    0        1,054,708                 15,724
  Current portion of capital lease obligations               35,081                    0                0                 35,081
                                                        -----------        -------------     ------------            -----------
                      TOTAL CURRENT LIABILITIES           3,275,483                    0        1,132,381              2,143,102

Long-Term Liabilities:
  Accrued SERP liability                                    966,227                    0          890,409                 75,818
  Capital lease obligations                                  49,702                    0                0                 49,702
                                                        -----------        -------------     ------------            -----------
                             TOTAL LIABILITIES            4,291,412                    0        2,022,790              2,268,622
                                                        -----------        -------------     ------------            -----------

Non-Owned Interests                                       8,372,847  (E)(F)    8,372,847                0                      0
                                                        -----------        -------------     ------------            -----------

Stockholders' Equity:
  Common stock                                              118,947    (F)      (175,486)         118,947                175,486
  Class B stock                                              29,348    (F)       (11,904)          29,348                 11,904
  Additional paid-in capital                              7,527,278    (F)    (4,000,424)       7,527,278              4,000,424
  Retained earnings                                      17,216,910  (F)(G)  (10,683,069)      17,574,680             10,325,299
  Treasury stock                                                  0    (F)     1,189,613                0             (1,189,613)
                                                        -----------        -------------     ------------            -----------
                     TOTAL STOCKHOLDERS' EQUITY          24,892,483          (13,681,270)      25,250,253             13,323,500
                                                        -----------        -------------     ------------            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $37,556,742        $  (5,308,423)    $ 27,273,043            $15,592,122
                                                        ===========        =============     ============            ===========


                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                DECEMBER 31, 1999
                                   (unaudited)

                                  (A)
Investment income                                                                  $   52,138
  Interest expense                                                                                      $   52,138
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended December 31, 1999.

                                  (B)
Non-owned interests                                                                  $641,919
  Non-owned interests in loss of subsidiary                                                               $641,919
To record non-owned interests in loss of Insituform East for the three months ended December 31, 1999.

                                  (C)
Current quarter loss adjustments                                                     $641,919
  Retained earnings                                                                                       $641,919
To close out impact of eliminating entries on three months' statement of operations.

                                  (D)
Investment income                                                                    $115,947
  Interest expense                                                                                        $115,947
To eliminate interest expense paid by Insituform East to CERBCO in the six months ended December 31, 1999.

                                  (E)
Non-owned interests                                                                  $605,083
  Non-owned interests in loss of subsidiary                                                               $605,083
To record non-owned interests in loss of Insituform East for the six months ended December 31, 1999.

                                  (F)
Common stock                                                                        $ 175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                  11,288,152
Excess of acquisition cost over value of net assets acquired                        1,797,887
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    8,977,930
  Investment in subsidiary                                                                               7,106,310
To eliminate investments in consolidated subsidiaries.

                                  (G)
Current period loss adjustments                                                      $605,083
  Retained earnings                                                                                       $605,083
To close out impact of eliminating entries on six months'
statement of operations.

